QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3(ii)

DIRECTV
(hereinafter called the "Corporation")

AMENDED AND RESTATED
BY-LAWS

ARTICLE I

STOCKHOLDERS

        Section 1.    Notice of Stockholder Business and Nominations.

        (a)    Annual Meetings of Stockholders.

        (1)   Except as may be otherwise provided in the Certificate of Incorporation of the Corporation as amended from time to time, including any Preferred Stock Designation (the "Certificate of Incorporation") with respect to the right of holders of any class or series of preferred stock of the Corporation to nominate and elect a specified number of directors of the Corporation ("Directors") in certain circumstances, nominations of persons for election to the Board of Directors (the "Board") and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders of the Corporation (an "Annual Meeting") only (A) pursuant to the Corporation's notice of meeting (the "Notice of Meeting"), (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 1 and at the time of the Annual Meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 1 as to such business or nomination. The provisions of clause (C) of this Section 1(a)(1) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and included in the Corporation's Notice of Meeting) before an Annual Meeting.

        (2)   Without qualification, for any nominations or any other business to be properly brought before an Annual Meeting by a stockholder pursuant to Section 1(a)(1)(C) of this Article I, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the "Secretary") and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation or as specified in the proxy statement for the preceding year's Annual Meeting not earlier than the close of business on the 120th day prior to, and not later than the close of business on the 90th day prior to, the first anniversary of the preceding year's Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above. To be in proper form, a stockholder's notice (whether given pursuant to this Section 1(a)(2) or Section 1(b)) to the Secretary must:

          (A)  set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date):

              (i)  the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, if any,

             (ii)  the class or series and number of shares of the capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner,

            (iii)  any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially or otherwise held by such stockholder (or if such nomination or proposal is made on behalf of a beneficial owner, by such beneficial owner) and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock or other securities of the Corporation to which such stockholder (or if such nomination or proposal is made on behalf of a beneficial owner, such beneficial owner) is entitled by contract or otherwise,

            (iv)  any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder (or if such nomination or proposal is made on behalf of a beneficial owner, such beneficial owner) has a right to vote any shares of any capital stock or other securities of the Corporation,

             (v)  any short interest in any capital stock or other security of the Corporation directly or indirectly owned beneficially or otherwise held by such stockholder (or if such nomination or proposal is made on behalf of a beneficial owner, by such beneficial owner) (for purposes of this Article I a person shall be deemed to have a short interest in capital stock or another security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject capital stock or other security),

            (vi)  any rights to dividends on the shares of capital stock of the Corporation directly or indirectly owned beneficially or otherwise held by such stockholder (or if such nomination or proposal is made on behalf of a beneficial owner, by such beneficial owner) that are separated or separable from the underlying shares of capital stock of the Corporation,

           (vii)  any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, or limited liability company in which such stockholder (or if such nomination or proposal is made on behalf of a beneficial owner, such beneficial owner) is a general partner or manager or, directly or indirectly, beneficially owns an interest in a general partner or manager,

          (viii)  any performance-related fees (other than an asset-based fee) to which such stockholder (or if such nomination or proposal is made on behalf of a beneficial owner, such beneficial owner) is entitled based on any increase or decrease in the value of shares of capital stock or other securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's (or such beneficial owner's) immediate family sharing the same household, and

            (ix)  any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is made, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

          (B)  if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth

              (i)  (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting, and (d) any direct or indirect interest of such stockholder and beneficial owner, if any, on whose behalf the proposal is made, in such business, and

             (ii)  a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, on whose behalf the proposal is made, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

          (C)  set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board

              (i)  all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected),

             (ii)  a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three years, and any other direct or indirect relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; and

            (iii)  any other information required to determine whether the person is an Independent Director (as defined in Section 3 of Article II); and

          (D)  with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2 of this Article I. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine (i) the eligibility of such proposed nominee to serve as a director of the Corporation, and (ii) whether such proposed nominee qualifies as an Independent Director or "audit committee financial expert" under applicable securities law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation, and such other information as could be material to a reasonable stockholder's understanding of the qualifications or independence, or lack thereof, of such nominee.

        (3)   Notwithstanding anything in the second sentence of Section 1(a)(2) of this Article I to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year's Annual Meeting, a stockholder's notice required by this Article I shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

        (b)    Special Meetings of Stockholders.

        (1)   The only business that shall be conducted at a special meeting of stockholders is the business that shall have been brought before the meeting pursuant to the Corporation's Notice of Meeting. Except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of any class or series of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances, nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's Notice of Meeting only (A) by or at the direction of the Board or (B) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 1(b) and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 1(b) as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's Notice of Meeting, if the stockholder's notice in the same form required by Section 1(a)(2) of Article I with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2 of Article I) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

        (2)   Subject to the provisions of this Section 3(b), a special meeting of stockholders shall be called by the Secretary of the Corporation, in accordance with this paragraph, following receipt by the Secretary of the Corporation of a written request for a special meeting (a "Special Meeting Request") from the record holders of shares representing at least twenty-five percent (25%) of the combined voting power of the then outstanding shares of all classes and series of the capital stock of the Corporation entitled generally to vote in the election of Directors, voting as a single class (the "Requisite Holders"), if such Special Meeting Request complies with the requirements of this Section 1(b) and all other applicable Sections of these By-Laws as determined by the Board, which determination shall be binding on the Corporation and its stockholders. If a Special Meeting Request is made that complies with this Section 1(b) and all other applicable Sections of these By-Laws, the Board may (in lieu of the Secretary calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a "Similar Item") for stockholder approval at any other meeting of stockholders that is held within 120 days after the Corporation receives such Special Meeting Request. A Special Meeting Request must be delivered by hand or by mail by registered U.S. mail or courier service, postage prepaid, to the attention of the Secretary of the Corporation during regular business hours.

        (3)   A Special Meeting Request shall only be valid if it is signed and dated by each of the Requisite Holders or its duly authorized agent and include: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting; (ii) the text of any proposed amendment to the By-Laws to be considered at the special meeting; (iii) the name and address, as they appear on the Corporation's books, of each stockholder of record signing such request, the date of each such stockholder's signature and the name and address of any beneficial owner on whose behalf such request is made; (iv) the class or series and number of shares of the capital stock of the Corporation that are owned of record or beneficially by each such stockholder and any such beneficial owner and documentary evidence of such record or beneficial ownership; (v) any material interest of each stockholder or any such beneficial owner in the business proposed to be conducted at the special meeting; (vi) a representation that the stockholders and such beneficial owners submitting the Special Meeting Request intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (vii) if any stockholder submitting the Special Meeting Request intends to solicit proxies with respect to the stockholders' proposal(s) or business to be presented at the special meeting, a representation to that effect; (viii) all information relating to each stockholder signing the Special Meeting Request that must be disclosed in solicitations for proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation l4A under the Exchange Act; and (ix) if the purpose of the special meeting includes the election of one or more Directors, all the information such stockholder or stockholders would be required to include in a notice delivered to the Corporation pursuant to Section 1(a)(2) of Article I.

        (4)   In addition, a Special Meeting Request shall not be valid if: (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (ii) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iii) an identical or substantially similar item (a "Similar Item") was presented at any meeting of stockholders held within 120 days prior to receipt by the Corporation of such Special Meeting Request (and, for purposes of this clause (iii), the election of Directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of Directors); (iv) a Similar Item is included in the Corporation's notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation l4A under the Exchange Act or other applicable law. Stockholders may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided, however, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

        (5)   If none of the stockholders who submitted the Special Meeting Request for a special meeting of stockholders appears or sends a qualified representative to present the proposal(s) or business submitted by the stockholders for consideration at the special meeting, the Corporation need not present such proposal(s) or business for a vote at such meeting.

        (6)   The foregoing notwithstanding, unless otherwise provided in the Certificate of Incorporation, whenever the holders of any one or more outstanding series of preferred stock shall have the right, voting separately by class or by series, as applicable, to elect Directors at any Annual Meeting or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be governed by the terms of the applicable resolution or resolutions of the Board establishing such series of preferred stock pursuant to the Certificate of Incorporation.

        (c)   In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above in Section 1(b) of Article I.

        (d)    General.

        (1)   Only such persons who are nominated in accordance with the procedures set forth in this Article I shall be eligible to serve as D irectors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article I. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article I and, if any proposed nomination or business is not in compliance with this Article I, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Article I, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall, if so determined by the chairman of the meeting, be disregarded and such proposed business shall, if so determined by the chairman of the meeting, not be transacted, notwithstanding that proxies in respect of such nomination or proposed business may have been received by the Corporation. For purposes of this Section 1(d)(1), to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

        (2)   For purposes of this Article I, "public announcement" shall mean disclosure in a (x) press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, (y) press release posted in the "Press Releases" section of the Corporation's website or (z) document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

        (3)   Notwithstanding the foregoing provisions of this Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article I; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1(a)(1)(C) or Section 1(b) of this Article I. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws. Nothing in this By-Law shall be deemed to confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation's proxy statement.

        Section 2.    Submission of Questionnaire, Representation and Agreement.

        To be eligible to be a nominee for election or reelection as a Director of the Corporation, a person must deliver (in respect of persons nominated by stockholders in accordance with the time periods prescribed for delivery of notice under Section 1 of this Article I) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a Director, with such person's fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

        Section 3.    Notice of Meetings; Adjournment.

        Except as otherwise provided herein or required by "applicable law" (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware (the "DGCL")) or the Certificate of Incorporation, written notice of the place, if any (or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person), date and time of all meetings of the stockholders and, in the case of a special meeting of stockholders, the purpose or purposes for which such meeting is called shall be given by notice addressed to each stockholder of the Corporation entitled to vote at such meeting not less than 10 nor more than 60 days before the date on which the meeting is to be held. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder's address appearing on the records of the Corporation or given by the stockholder for such purpose. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

        Any meeting may be adjourned from time to time, whether or not there is a quorum, either (i) in the discretion of the chairman of the meeting (including, without limitation, where necessary to tabulate any vote the tabulation of which is necessary for the continued conduct of the meeting) or (ii) by vote of the holders of a majority of the voting power of the shares of stock present at the meeting in person or represented by proxy and entitled to vote on the subject matter of such meeting.

        If and when a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place (and the means of remote communication, if any, by which stockholders and proxy holders of the Corporation may be deemed to be present in person at such adjourned meeting), thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the date, time and place of the adjourned meeting shall be given in conformity herewith to each stockholder of the Corporation of record entitled to vote at the adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

        Section 4.    Quorum.

        At any meeting of the stockholders, the holders of a majority of all of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by these By-Laws, the Certificate of Incorporation or by applicable law. Broker non-votes and abstentions are considered for purposes of establishing a quorum but shall not be considered as votes cast for or against a proposal or director nominee. Where a separate vote by a class or classes or series is required by law or by the Certificate of Incorporation, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. Shares of capital stock of the Corporation held of record or beneficially by the Corporation or by another entity, if a majority of the voting power or economic interest of such other entity is held, directly or indirectly, by the Corporation, shall neither be entitled to vote at a meeting of stockholders of the Corporation nor be counted for quorum purposes on any matter brought before the meeting; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice other than by announcement at the meeting, to another date, place, if any, and time until a quorum shall be present.

        Section 5.    Organization.

        The Chairman of the Board of the Corporation, or, in his or her absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or represented by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary, or if he or she is not present, any Assistant Secretary, or in the absence of any Assistant Secretary, any person the chairman of the meeting appoints shall act as the secretary of the meeting and keep a record of the proceedings thereof.

        Section 6.    Place of Meeting.

        Meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, if any (or by means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person), either within or outside the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting.

        Section 7.    Conduct of Business.

        The Board may adopt by resolution such rules and regulations for the conduct of meetings as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 8.    Proxies and Voting.

        At any meeting of the stockholders where a quorum is present, every stockholder entitled to vote at such meeting of stockholders may vote in person or by proxy authorized by an instrument in writing or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting. Unless otherwise provided in the Certificate of Incorporation, each stockholder present in person or represented by proxy at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote thereat held by such stockholder. If the Certificate of Incorporation provides for the issuance of any class or series of stock which is convertible into any other class or series of stock, as a condition to counting the votes cast by any holder of shares at any annual or special meeting of stockholders, the Board or a duly authorized committee thereof, in its discretion, may require the holder of any shares to furnish such affidavits or other proof as the Board or such committee deems necessary and advisable to determine whether such shares have been converted pursuant to the terms governing the issuance and conversion of such shares in the Certificate of Incorporation. Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission created pursuant to this Section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. All voting, except as may be required by applicable law or otherwise determined by the chairman of the meeting, including voting for the election of Directors, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, or upon resolution by the Board in its discretion or by action of the chairman of the meeting, in his or her discretion, a stock vote may be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy holder voting and such other information as may be required under the procedure established for the meeting. Unless otherwise specified by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, at all meetings of stockholders for the election of Directors at which a quorum is present, the vote required for election of a director by the stockholders shall, except in a contested election as defined herein, be the affirmative vote of a majority of the votes cast in favor of or against the election of a nominee at a meeting of stockholders. Abstentions and broker non-votes shall not be counted as votes cast. A direction to "withhold authority" with respect to a nominee shall be treated as a vote cast against the election of such nominee. If an election is contested, a plurality of the votes properly cast for election to any office shall result in the election to such office. An election shall be contested if, as determined by the Board, (i) a stockholder has nominated any person(s) for election to the Board in compliance with the requirements for stockholder nominees for director set forth in Section 1 of Article I of these By-Laws or otherwise in accordance with applicable law, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day prior to the date the Corporation first mails its notice of meeting. Any other question brought before any meeting of stockholders at which a quorum is present shall be determined by the affirmative vote of a majority of votes cast thereon at such meeting, except as otherwise required by the Certificate of Incorporation or applicable law.

        Section 9.    Stock List.

        The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the Notice of Meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place, if any, of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. Except as otherwise provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        Section 10.    Inspector of Elections.

        Before any meeting of stockholders, the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

        The inspectors shall, in accordance with these By-Laws, the Certificate of Incorporation and Section 231 of the DGCL, ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination made by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

        The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots, the inspectors shall act in accordance with applicable law.

ARTICLE II
BOARD OF DIRECTORS

        Section 1.    Number, Election and Term of Directors.

        Except as otherwise provided in the Certificate of Incorporation (including any provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock), the number of Directors of the Corporation shall be fixed from time to time exclusively by resolution adopted by a majority of the entire Board. Directors need not be stockholders. Except as otherwise provided in the Certificate of Incorporation, each Director elected shall hold office until the next Annual Meeting and until such Director's successor is duly elected and qualified, or until such Director's death, or until such Director's earlier disqualification, resignation, retirement or removal.

        Section 2.    Resignation of Director.

        Any nominee for Director in a non-contested election who does not receive the affirmative vote of a majority of the votes cast in favor of the election of such nominee at a stockholder meeting must, promptly following certification of the stockholder vote, tender his or her resignation from the Board and all committees thereof. The Nominating and Corporate Governance Committee shall assess the appropriateness of such nominee continuing to serve as a Director and shall recommend to the Board the action to be taken with respect to such tendered resignation. Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. In reaching its decision, the Board may consider any factors it deems relevant, including the Director's qualifications, the Director's past and expected future contributions to the Company, the overall composition of the Board and whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation (including listing requirements under the applicable primary stock exchange on which the Corporation's equity securities are listed in effect from time to time, and federal securities laws). The Board will act on the tendered resignation, and publicly disclose its decision and rationale, within 120 days following certification of the stockholder vote.

        If any nominee fails to tender his or her resignation as required pursuant to the provisions of this Section 2 of Article II, the Nominating and Corporate Governance Committee shall nonetheless assess the appropriateness of such nominee continuing to serve as a director and shall recommend to the Board the action to be taken with respect to such nominee. Should the Board determine that it would have accepted the resignation of the nominee if it had been provided as required by the provisions hereof, then the term of the nominee shall be deemed to expire on the day that is 120 days following certification of the shareholder vote and the Board will publicly disclose its decision and rationale, within 120 days following certification of the stockholder vote.

        If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall consider the resignation offers and recommend to the Board whether to accept them.

        Section 3.    Certain Definitions.

        For the purposes of these By-Laws:

        "Affiliate" with respect to any person shall mean any other person who, directly or indirectly, controls, is controlled by or is under common control with such person.

        "Beneficially Owns" (and variations thereof) shall have the same meaning as under Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any successor provision of law).

        "Independent Director" means a director who qualifies as an "independent director" under the rules and regulations of the NASDAQ Stock Market or the applicable primary stock exchange on which the Corporation's equity securities are listed in effect from time to time and under any publicly-disclosed corporate governance guidelines of the Corporation.

        "Preferred Stock Designation" shall have the meaning provided in the Certificate of Incorporation.

        "Subsidiary" with respect to a person or entity, means any corporation, limited liability company, partnership, trust or unincorporated organization of which such person or entity owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the Board or others performing similar functions with respect to such corporation, limited liability company, partnership, trust or unincorporated organization.

        "Voting Securities" means the Class A common stock, par value $0.01 per share, and the Class B common stock, par value $0.01 per share, of the Corporation and any shares of capital stock of the Corporation entitled to vote generally in the election of Directors. A stated percentage of the Voting Securities shall mean a number of shares of the Voting Securities as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Securities entitled to vote in the election of Directors.

        Section 4.    Newly Created Directorships and Board Vacancies.

        Subject to applicable law and except as otherwise provided for or fixed by or pursuant to the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock with respect to such class or series of preferred stock, newly created directorships resulting from any increase in the authorized number of Directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause between meetings of stockholders shall be filled only by the affirmative vote of a majority of all of the Directors then in office, even if less than a quorum, or a duly appointed committee of the Board or in such other manner as may be determined by the Board, but in any event not by the stockholders. Directors so chosen shall hold office until such Director's successor shall have been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office in accordance with the Certificate of Incorporation, these By-Laws, or any applicable law or pursuant to an order of a court. No decrease in the number of authorized Directors constituting the entire Board shall shorten the term of any incumbent Director.

        Section 5.    Regular Meetings.

        A meeting of the Board shall be held after the Annual Meeting of the stockholders and regular meetings of the Board shall be held at such place or places, if any, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all Directors. Meetings may be held either within or outside the State of Delaware. A notice of each regular meeting shall not be required.

        Section 6.    Special Meetings.

        Special meetings of the Board may be called by the Chairman of the Board, by the Vice Chairman, by the President or by two or more Directors then in office and shall be held at such place, if any, on such date, and at such time as they or he or she shall fix. Special meetings of the Board may be held either within or outside the State of Delaware. Notice thereof, stating the place, if any, date and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice not less than four (4) days before the meeting or personally by telephone, or by other means of electronic transmission of notice, not less than 12 hours before the meeting or on such shorter notice as the person or persons calling the meeting may deem necessary and appropriate under the circumstances. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

        Section 7.    Quorum and Voting.

        Except as may be otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. The Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

        Section 8.    Participation in Meetings by Conference Telephone.

        Members of the Board, or of any committee thereof, may participate in and act at a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

        Section 9.    Conduct of Business; Action by Written Consent.

        At any meeting of the Board, or of any committee thereof, business shall be transacted in such manner as the Board or such committee may from time to time determine and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by applicable law. The Board, or any committee thereof, may take action without a meeting if all members thereof consent thereto in writing or writings (or electronic transmission or transmissions), and the writing or writings (or electronic transmission or transmissions) are filed with the minutes of proceedings of the Board or of such committee.

        Section 10.    Powers.

        The property, business and affairs of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders of the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1)   To declare dividends from time to time in accordance with law;

          (2)   To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (3)   To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

          (4)   To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

          (5)   To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

          (6)   To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for Directors, officers, employees and agents of the Corporation and its Subsidiaries as it may determine;

          (7)   To adopt from time to time such insurance, retirement, and other benefit plans for Directors, officers, employees and agents of the Corporation and its Subsidiaries as it may determine; and

          (8)   To adopt from time to time regulations, not inconsistent with these By-Laws, for the management of the Corporation's business and affairs.

        Section 11.    Compensation of Directors.

        Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

 ARTICLE III
COMMITTEES

        Section 1.    Committees of the Board.

        (a)   The Board may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. Notwithstanding the foregoing provisions of this Section if either (A) required by the applicable rules and regulations of the applicable primary stock exchange on which the Corporation's equity securities are listed or the Securities and Exchange Commission (in each case, as may be amended from time to time) or (B) under the Certificate of Incorporation the Board is required to consist of a majority of Independent Directors, then for so long as the conditions in clauses (A) or (B) above are satisfied, the Standing Committees (as defined herein), shall at all such times consist solely of Independent Directors, except as otherwise provided by these By-Laws. Without limiting the foregoing, the Board shall designate the following committees (the "Standing Committees"): Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

        Section 2.    Conduct of Business.

        Any committee, to the extent permitted by applicable law and provided in these By-Laws or in the resolutions establishing the authority of such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board). The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of Article II applicable to meetings and actions of the Board. Each committee shall keep regular minutes and report to the Board when required.

        Section 3.    Audit Committee.

        (a)   The Audit Committee shall be composed of three or more Directors.

        (b)   The Audit Committee shall have such powers and authority as necessary to carry out the responsibilities as shall be set forth in the Corporation's Audit Committee Charter and shall have such other responsibilities, and such other powers and authority, as may be determined by the Board. Among the duties and responsibilities of the Audit Committee are the following: to select the independent auditors, to review and approve the fees to be paid to the independent auditors, to assess the adequacy of the audit and accounting procedures of the Corporation, and such other matters as may be set forth in the Audit Committee Charter, delegated to it by the Board or required by law or regulation. The Audit Committee shall periodically meet with representatives of the independent auditors and with the internal auditor of the Corporation separately or jointly. In performing its duties the Audit Committee may retain such professionals as it deems necessary and appropriate.

        Section 4.    Compensation Committee.

        The Compensation Committee shall be composed of three or more Directors.

        (a)   The Compensation Committee shall have the power and authority to approve, adopt and implement the incentive, stock option and similar plans of the Corporation and its Subsidiaries. The Compensation Committee shall have the power to approve, disapprove, modify or amend all plans designed and intended to provide compensation primarily for Board-elected officers of the Corporation. The Compensation Committee shall review, fix and determine from time to time the salaries and other remunerations of such officers.

        (b)   The Compensation Committee shall have such powers and authority as necessary to carry out the foregoing responsibilities and shall have such other responsibilities, and such other powers and authority, as may be determined by the Board.

        (c)   The Compensation Committee may have additional responsibilities as shall be set forth in the Compensation Committee Charter from time to time.

        Section 5.    Nominating and Corporate Governance Committee.

        (a)   The Nominating and Corporate Governance Committee shall be composed of three or more Directors. The Nominating and Corporate Governance Committee shall have the full and exclusive power and authority to evaluate candidates for election to the Board and committees of the Board and to nominate candidates for election to the Board at any annual or special meeting of stockholders. The Committee shall also be responsible for matters related to service on the Board and associated issues of corporate governance.

        (b)   The Nominating and Corporate Governance Committee shall have such powers and authority as necessary to carry out the foregoing responsibilities and shall have such other responsibilities, and such other powers and authority, as may be determined by the Board.

        (c)   The Nominating and Corporate Governance Committee may have additional responsibilities as shall be set forth in the Nominating and Corporate Governance Committee Charter from time to time.

ARTICLE IV
OFFICERS

        Section 1.    General.

        The officers of the Corporation shall be elected by the Board and shall be a Chairman of the Board (who must be a Director), a President, a Secretary and a Treasurer. The Board, in its sole discretion, may also choose one or more Vice Chairmen, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The Board may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any contrary provision hereof. In addition, the Board may delegate to any officer of the Corporation the power to appoint, remove and suspend subordinate officers (other than the Chairman of the Board, any Vice Chairman, the President, the Secretary, and the Treasurer), employees and agents.

        Section 2.    Election; Removal.

        The officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time solely by the Board, which determination may be by resolution of the Board or in any By-Law provisions duly adopted or approved by the Board and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, disability, resignation or removal. The salaries of the officers elected by the Board shall be fixed from time to time by the Board or the Compensation

Committee or by such officers as may be designated by resolution of the Board or action of the Compensation Committee. Any officer, whether or not elected or appointed by the Board, may be removed at any time by the Board with or without cause. Except to the extent expressly delegated by the Board as permitted by Section 1 of this Article IV, only the Board may fill any vacancy occurring in any office of the Corporation.

        Section 3.    Chairman of the Board.

        The Chairman of the Board may but need not be an officer of the Corporation and shall, if present, preside at all meetings of the Board and of stockholders (unless the Board designates another person) and, except where by applicable law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board. The Chairman of the Board shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board.

        Section 4.    Vice Chairman of the Board.

        The Vice Chairman, if such is appointed by the Board, shall report and be responsible to the Chairman of the Board or, if the Board so directs, the President and Chief Executive Officer. The Vice Chairman shall have such powers and perform such duties as from time to time may be assigned or delegated to him or her by the Board or are incident to the office of Vice Chairman. During the absence, disability, or at the request of the Chairman of the Board, a Vice Chairman shall perform the duties and exercise the powers of the Chairman of the Board. In the absence or disability of both the Vice Chairman and the Chairman of the Board, the President or another person designated by the Board shall perform the duties and exercise the powers of the Vice Chairman, and unless otherwise determined by the Board, the duties and powers of the Chairman.

        Section 5.    Chief Executive Officer.

        The Chief Executive Officer (who may also be Chairman of the Board and/or President of the Corporation) shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board. Unless otherwise provided in these By-Laws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board and the Vice Chairman of the Board, preside at the meetings of the stockholders and of the Board.

        Section 6.    President.

        The President shall have such powers and duties as shall be prescribed by the Chief Executive Officer or the Board. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board or the Chief Executive Officer may from time to time determine.

        Section 7.    Chief Operating Officer.

        The Chief Operating Officer, if any, shall exercise all the powers and perform the duties of the office of the chief operating officer and in general have overall supervision of the operations of the Corporation. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board or the Chief Executive Officer may from time to time determine.

        Section 8.    Chief Financial Officer.

        The Chief Financial Officer, if any, shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board or the Chief Executive Officer may from time to time determine.

        Section 9.    Chief Legal Officer; General Counsel.

        The General Counsel, if any, shall be the chief legal officer of the Corporation and in general shall have overall supervision of the legal affairs of the Corporation. The General Counsel shall, when requested, counsel with and advise the Board and the other officers of the Corporation and shall perform such other duties as the Board or the Chief Executive Officer may from time to time determine.

        Section 10.    Chief Accounting Officer; Controller.

        The Controller, if any, shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer, the Chief Financial Officer or as the Board may from time to time determine.

        Section 11.    Senior Executive Vice Presidents.

        The Senior Executive Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or the Chief Executive Officer or are incident to the office of Senior Executive Vice President.

        Section 12.    Executive Vice Presidents.

        The Executive Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or the Chief Executive Officer or other officer to whom they report or are incident to the office of Executive Vice President.

        Section 13.    Senior Vice Presidents.

        The Senior Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or the Chief Executive Officer or other officer to whom they report or are incident to the office of Senior Vice President.

        Section 14.    Vice Presidents.

        The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or the Chief Executive Officer or other officer to whom they report or are incident to the office of Vice President.

        Section 15.    Secretary.

        The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the By-Laws of the Corporation at the principal executive office of the Corporation or such other place as the Board may order.

        The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, if one be appointed, a stock register, or a duplicate stock register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

        The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and any committees thereof, required by these By-Laws or by applicable law to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board.

        Section 16.    Treasurer.

        The Treasurer shall report to the Chief Financial Officer and shall have custody of the corporate funds and securities of the Corporation.

        The Treasurer shall deposit all monies and valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board or the Chief Financial Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer, the Chief Financial Officer or the Board, whenever they request it, an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the Chief Financial Officer.

        Section 17.    Other Officers.

        Such other officers or assistant officers as the Board may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

        Section 18.    Execution of Contracts and Other Documents.

        Each officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances, or any other document or instrument which is authorized by the Board or is required to be executed in the ordinary course of business of the Corporation, except in cases where the execution, affixation of the corporate seal and/or delivery thereof shall be delegated by the Board to some other officer or agent of the Corporation.

        Section 19.    Action with Respect to Securities of Other Corporations.

        Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or equity interests owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board or the Chief Executive Officer or any other officer or officers authorized by the Board, the Chairman of the Board or the Chief Executive Officer, and any such officer may, in the name of and on behalf of the Corporation, vote, represent and exercise on behalf of the Corporation all rights incident to any and all securities or any other equity interest of any other corporation, partnership, limited liability company, or other entity, and take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security or equity holders of any corporation, partnership, limited liability company, or other entity in which the Corporation may own securities or equity interests and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities or equity interests and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution from time to time, confer like powers upon any other person or persons.

 ARTICLE V
STOCK

        Section 1.    Certificates of Stock.

        The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time determine, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be represented by uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled, upon request, to a certificate certifying the number of shares owned by him or her and signed in the name of the Corporation (i) by the Chairman or Vice Chairman of the Board, the President or any Senior Executive Vice President, Executive Vice President, Senior Vice President or Vice President and (ii) by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Where a certificate is countersigned by (i) a transfer agent or (ii) a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature appears on the certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Except as expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

        Section 2.    Transfers of Stock.

        Transfers of shares of capital stock of the Corporation shall be made only on the stock records of the Corporation by the holder of record thereof or by his, her or its attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or the transfer agent thereof, and, in the case of certificated shares, only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded in the books of the Corporation. Registration of transfer of any shares shall be subject to applicable provisions of the Certificate of Incorporation and applicable law with respect to the transfer of such shares. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

        Section 3.    Record Date.

        (a)   In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in any other lawful action, the Board may fix, in advance, a record date in respect of such meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and except as otherwise provided by applicable law, shall not be more than 60 nor less than 10 days before the date of such meeting and, in respect of the payment of any dividend, shall not be more than 60 days prior to the payment thereof. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

        Section 4.    Lost, Stolen or Destroyed Certificates.

        The Board may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 5.    Regulations.

        The issue, transfer, conversion and registration of certificates of stock and uncertificated shares shall be governed by such other regulations as the Board may establish.

        Section 6.    Record Owners.

        The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VI
NOTICES

        Section 1.    Notices.

        Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by electronic transmission in accordance with Section 232 of the DGCL. Any such notice shall be addressed to such stockholder, Director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails shall be the time of the giving of the notice. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL.

        Section 2.    Waivers.

        A written waiver of any notice, signed by a stockholder, Director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice of such meeting except attendance for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE VII
MISCELLANEOUS

        Section 1.    Facsimile Signatures.

        In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

        Section 2.    Corporate Seal.

        The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

        Section 3.    Reliance upon Books, Reports and Records.

        Each Director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

        Section 4.    Fiscal Year.

        The fiscal year of the Corporation shall be as fixed by the Board.

        Section 5.    Time Periods.

        In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

        Section 6.    Disbursements.

        All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

ARTICLE VIII
INDEMNIFICATION

        Section 1.    Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.

        Subject to Section 3 of this Article VIII, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

        Subject to Section 3 of this Article VIII, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 3.    Authorization of Indemnification.

        Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former Directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

        Section 4.    Indemnification by a Court.

        Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any Director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 4 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by law.

        Section 5.    Expenses Payable in Advance.

        Expenses incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding to which such Director or officer is made or threatened to be made a party by reason of the fact he or she is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, if required by applicable law, by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

        Section 6.    Non-exclusivity of Indemnification and Advancement of Expenses.

        The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII, and advancement of expenses of the persons specified in Section 5 of this Article VIII, shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII or the advancement of expenses of any person who is not specified in Section 5 of this Article VIII, but whom the Corporation has the power to or obligation to indemnify under the provisions of the DGCL, or otherwise.

        Section 7.    Insurance.

        The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was a Director, officer or employee of the Corporation serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

        Section 8.    Certain Definitions Applicable to this Article.

        For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any predecessor corporation or any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

        Section 9.    Survival of Indemnification and Advancement of Expenses.

        The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII, shall vest as to a person when such person first becomes a Director or officer entitled to such rights and regardless of when any claim, action, suit or proceeding naming or implicating such person has been initiated.

        Section 10.    Limitation on Indemnification.

        Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4 of this Article VIII), the Corporation shall not be obligated to indemnify any Director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the Corporation.

        Section 11.    Indemnification of Employees and Agents.

        The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to Directors and officers of the Corporation.

        Section 12.    Subrogation.

        In the event of payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

 ARTICLE IX
AMENDMENTS

        Section 1.    Procedure for Amendment

        Subject to the Certificate of Incorporation and any other provision in this Article IX, these By-Laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by the stockholders or by the Board at any meeting thereof. Unless otherwise required by the Certificate of Incorporation, all such amendments must be approved by either the holders of a majority or more of the combined voting power of the outstanding shares of all classes and series of capital stock of the Corporation entitled to vote thereupon, voting as a single class, or by a majority of the whole Board.

        Section 2.    No Impairment of Rights.

        No amendment, repeal or modification of Article VIII or this Section of Article IX of these By-Laws, or adoption of any provision inconsistent therewith, shall in any way diminish or adversely affect the rights of any present or former Director or officer entitled to indemnification or advancement of expenses under Article VIII of these By-Laws in respect of any occurrence or matter arising, or of any claim, action, suit or proceeding involving allegations of acts or omissions occurring or arising, prior to any such amendment, repeal or modification (regardless of whether any such claim, action, suit or proceeding relating to such acts or omissions, or any proceeding relating to such person's right to indemnification or advancement of expenses, is commenced before or after the time of such amendment, repeal or modification).

QuickLinks

  Exhibit 3(ii)
DIRECTV (hereinafter called the " Corporation ") AMENDED AND RESTATED BY-LAWS
ARTICLE I STOCKHOLDERS
ARTICLE II BOARD OF DIRECTORS
ARTICLE III COMMITTEES
ARTICLE IV OFFICERS
ARTICLE V STOCK
ARTICLE VI NOTICES
ARTICLE VII MISCELLANEOUS
ARTICLE VIII INDEMNIFICATION
ARTICLE IX AMENDMENTS